Exhibit 99.2

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Southern Energy Homes, Inc. (the “Company”) on Form 10-Q for the period ending September 27, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James H. Hasty, Corporate Controller (chief accounting officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James A. Hasty
James A. Hasty
Corporate Controller
November 8, 2002

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